ECARX Upsizes 2025 Convertible Senior Notes to $130 Million, Secures Additional Institutional Capital Support
LONDON, Jul. 17, 2026 /PRNewswire/ -- ECARX Holdings Inc. (Nasdaq: ECX) ("ECARX" or the "Company"), a leading global supplier of intelligent automotive computing and software solutions, today announced: an amendment deed (the "Amendment Deed") to upsize the capacity for its 2025 Convertible Notes (the "2025 Notes") from US$100 million to US$130 million; a further subscription by an existing investor for an additional 2025 Note in the amount of US$15 million; and the transfer of an existing 2025 Note to a new investor.

The 2025 Notes were issued pursuant to a convertible note purchase agreement (the "2025 Note Purchase Agreement") entered into between the Company and an initial investor (the "Initial Investor") on November 3, 2025 as part of a refinancing of previous convertible notes issued in 2022. The 2025 Note Purchase Agreement contemplated the issuance and sale by the Company of up to US$100 million of 2025 Notes. Of this, the Initial Investor purchased US$35 million (the "Initial Note") and the remaining principal amount was fully subscribed for during the course of Q4 2025 and Q1 2026. The conversion price of the 2025 Notes is US$2.62 (subject to customary adjustments on the conversion price) and will be due in 2028.

The Initial Investor subsequently transferred US$15 million of the Initial Note to an international investment bank and securities firm outside China.

On Jul. 16, 2026, the Company entered into the Amendment Deed, which amends the total potential size of the 2025 Notes from US$100 million to US$130 million. Following the amendment, the Initial Investor agreed to subscribe for a new 2025 Note in the principal amount of US$15 million.

Mr. Ziyu Shen, Founder and CEO of ECARX commented: "The upsizing of our 2025 convertible note program and the continued institutional investor endorsement announced today strongly validates capital market confidence in ECARX’s core technology competitiveness and long-term global growth roadmap. The incremental capital raised will support the continuous iteration, R&D upgrade and commercial scaling of our full-stack automotive intelligence platform, further strengthen our balance sheet, and drive sustainable long-term shareholder value creation."

About ECARX
ECARX (Nasdaq: ECX), headquartered in London, is a leading global automotive intelligence company. ECARX provides the intelligent brain that powers the next generation of software-defined and AI defined vehicles. The company delivers end-

to-end, full-stack solutions spanning advanced system-on-chip hardware, high-performance central computing platforms, intelligent cockpit technology, Advanced Driver Assistance Systems, cloud connectivity and physical AI, alongside bespoke vehicle software and intelligent operating systems. As automakers transition to software-first and AI-first vehicle architectures, ECARX empowers automakers to streamline integration, reduce systemic complexity and optimize long-term cost efficiency. ECARX's proven technology is deployed across over 11 million vehicles worldwide and is currently partnered with 18 global automakers and 28 vehicle brands to shape the future of automotive intelligence. Founded in 2017 and listed on Nasdaq in 2022, ECARX operates from 13 major international locations across Europe, the Americas and Asia, with a global team of over 1,400 employees.

Forward-Looking Statements
This release contains statements that are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, amongst other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of words "expects", "intends", "anticipates", "estimates", "predicts", "believes", "should", "potential", "may", "preliminary", "forecast", "objective", "plan", or "target", and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.

For a discussion of these and other risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statement, see ECARX's filings with the U.S. Securities and Exchange Commission. ECARX undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.